                               POWER AGREEMENT

                                   BETWEEN


                              ORMET CORPORATION


                                     AND


                             OHIO POWER COMPANY



                          ------------------------

                          Dated: November 16, 1966

                          ------------------------





                                POWER AGREEMENT

     POWER AGREEMENT dated November 16, 1966, between ORMET
CORPORATION (Ormet), a Delaware corporation, and OHIO POWER COMPANY
(Ohio), an Ohio corporation.

     As of June 1st, 1957, the parties hereto and certain other parties, entered into a series of agreements, relating (a) to the construction, ownership, fueling and operation of Kammer Generating Station, a generating station, presently consisting of three nominally rated 225 megawatt generating units and appurtenant general facilities, (b) to the transformation and transmission of certain power therein generated by Ormet Generating Corporation (Generating), a Delaware corporation wholly owned by Ormet, to facilities for the production of aluminum adjoining the Ohio River near Hannibal, Ohio and (c) to back-up of such power. Kammer Generating Station is partly owned by Ohio and partly owned by Generating, said ownership being delineated in an agreement entitled "Station Agreement" between Ohio and Generating, being one of the agreements of June 1, 1957, hereinbefore referred to.

     An expansion of said aluminum production facilities is presently being undertaken which will result in a power requirement in excess of Generating's generating capacity at Kammer Generating Station. In order to facilitate the obtaining of such expanded power requirements, Ormet and Ohio have entered into arrangements under a Master Agreement of even date herewith among Ormet and Ohio and the other parties named therein pursuant to which Generating will transfer to Ohio all of Generating's right, title and interest in Kammer Generating Station on the agreement that Ohio shall furnish the power requirements to such facilities for the production of aluminum on the terms and conditions of an Interim Agreement (Exhibit C to the Master Agreement) until the Effective Date of this agreement, as defined herein, and thereafter as provided in this agreement; and the agreements as of June 1,1957 among the various parties will be terminated or modified as in the Master Agreement provided.

     NOW THEREFORE, the parties set forth their agreement as follows:

                                 ARTICLE ONE

                                 DEFINITIONS

     1.01. The following terms when used herein shall have the meanings specified:

     American Electric Power System means as of any time the then holding company system of American Electric Power Company, Inc., a New York corporation, as the term "holding company system" is defined in the Public Utility Holding Company Act of 1935.

     Average Production Cost Per Kilowatthour at Ohio's Major
Generating Stations means for any month the average production expenses computed in the following manner:

     (a) The net monthly generation of the Ohio's Major Generating Stations shall be determined by cumulating the amounts of net kilowatthour generation recorded for such month for each of Ohio's Major Generating Stations in the Report of Manufacture, Form S-68, prepared by Ohio for each such station; and

     (b) the adjusted production expenses incurred at the Ohio's Major Generating Stations for such month shall be determined by taking the sum of the total monthly production expenses recorded for such month for each of the Ohio's Major Generating Stations in said Form S-68, and adding to the sum so obtained an amount in dollars determined by multiplying the total dollars of payroll cost at Ohio's Major Generating Stations for such month as recorded in said Form S-68 by the ratio of (i) Total Labor Overheads for Ohio for such month to (ii) total dollars of payroll for Ohio for such month, and

     (c) the average adjusted production expenses for Ohio's Major Generating Stations shall be determined by dividing the total dollar amount determined pursuant to (b) above by the total net kilowatt-hours determined by (a) above; and

     (d) the Average Production Cost per Kilowatthour at Ohio's
Major Generating Stations for such month shall be the average production expenses determined pursuant to (c) above adjusted for average transmission losses of Ohio for such month.

     Contract Capability means in respect of any Initial Kammer Unit 227,500 kilowatts; and in respect of Kammer Unit No. 4 or the Revised Measurement Unit means the maximum permissible continuous loading of the respective unit in kilowatts, measured as of the high-voltage station busses to which such unit is electrically connected, under average normal operating conditions and with all regularly operated equipment in service, which is consistent with good and safe operating practice. The Contract Capability of the Kammer Unit No. 4 or the Revised Measurement Unit, as the case may be, shall be taken to be the nominal capacity rating thereof during the first twelve calendar months following the Date of Commercial Operation thereof, and shall thereafter be the greater of (i) such amount in kilowatts as shall be specified therefor from time to time by the Engineering Department of the American Electric Power Service Corporation, an Ohio Associate, and (ii) the nominal capacity rating thereof.

     Date of Commercial Operation means for any unit that date which immediately follows a period of preliminary operation of such unit during which major items of equipment are tested to determine their efficiency, performance and design capability; and during which adjustments and/or alterations are made to the equipment to insure its safe and dependable operation. Ohio shall promptly inform Ormet in writing when it or Ohio Associate, as the case may be, deems that an applicable unit is ready for commercial operation, and the date so specified shall be the Date of Commercial Operation of such unit.

     Delivery Facilities means the two double circuit 138-Kv steel tower lines extending from the high-voltage busses at the Kammer
Substation Facilities to the Point of Delivery at the Ormet
Substation, which lines are owned in part by Ohio and in part by Wheeling Electric Company (an Ohio Associate).

     Delivery Facilities Investment means as of the end of each calendar month, for purposes of the computations to be made pursuant to this Agreement, the total dollars of actual gross investment at original cost of the portion or portions of the Delivery Facilities then owned by Ohio and Wheeling Electric Company (an Ohio Associate) as recorded in the books of Ohio and Wheeling Electric Company under Accounts 350, 351 and Accounts 352 through 359 (adjusted from time to time for retirements, replacements and/or additions made in respect thereof).

     Delivery Service Charge Rate for any month means .011667 during any month when the combined normal tax rate and surtax rate (effective tax rate) of the corporate federal income tax rate in effect is 48% or lower, .011775 when such effective tax rate is 50% or higher, and shall be determined by interpolation for any effective tax rate between 48% and 50%.

     Effective Capability for any unit means, as of any time during the term hereof, the total net capability as of its generating station's high-voltage busses of such generating unit adjusted for conditions of circulating water temperature, fuel quality, equipment outages, etc., prevailing during such period.

     Effective Date means the date on which Ormet Additional
Reduction Facilities shall have commenced operation.

     Energy Generated for Ormet (EGO) means for any period the total kilowatt-hours generated and metered for Ormet in such period as recorded by the Metering Facilities, without adjustment for kilowatthour transmission losses between the Metering Point and the Point of Delivery.

     Gross Plant Investment Value (GIV) means for the respective below named facilities, as of the close of each calendar month, amounts in dollars determined as follows:

          (a) for Kammer Units No. 1 and No. 2 (GIV-a), 105.2% of the net value thereof plus the net value of the undivided two-thirds interest of Generating in the Kammer Station General
Facilities after depreciation in each case as shown on the books of Generating as of December 31, 1966;

          (b) for Kammer Unit No. 3 (GIV-b), 105.2% of the original cost thereof plus the original cost of the undivided one-third interest of Ohio in the Kammer Station General Facilities as shown on the books of Ohio as of December 31, 1966;

          (c) for Kammer Unit No. 4 (GIV-c), or the Revised Measurement Unit (GIV-d), as the case may be, 105.2% of the total dollars of actual gross investment at original cost (net of any investment credit benefit) as shown in Accounts 310 through 316, 391 and 392 of the books of account of Ohio, or Ohio Associate, less any Major Spare Parts included therein, at the close of the earlier of (i) such month and 12 months after the close of the month in which the Date of Commercial Operation of such unit occurs.

          (d) If at any time during the RMU Period, Kammer Unit No. 4 shall be in Commercial Operation and any portion of the Kammer Station General Facilities shall be necessary to the operation of Kammer Unit No. 4, the Gross Plant Investment Value of Kammer Units No. 1 and No. 2 shall be reduced by an amount equal to the difference between (a) the net value after depreciation of an undivided two-thirds interest in such portion as shown on the books of Generating on December 31, 1966, and (b) the net value after depreciation on December 31, 1966 of the same undivided fractional interest in such portion as the ratio of the aggregate Contract Capability of Kammer Units No. 1 and No. 2 to the aggregate Contract Capability of Kammer Units No. 1, No. 2, No. 3 and No. 4; in addition, the Gross Plant Investment Value of Kammer Unit No. 3 shall be reduced by an amount equal to the difference between (a) the original cost of an undivided one-third interest in such portion as shown on the books of Ohio as of December 31, 1966, and
(b) the original cost as of December 31, 1966 of the same undivided fractional interest therein as the ratio of the Contract Capability of Kammer Unit No. 3 to the aggregate Contract Capability of Kammer Units No. 1, No. 2, No. 3 and No. 4.

     In the event that any Pollution Control Facilities shall be added to any of the Initial Kammer Units, Kammer Unit No. 4 or the Revised Measurement Unit, as the case may be, there shall be added to the Gross Plant Investment Value of the applicable unit as of the Date of Commercial Operation of such Pollution Control Facilities the Pollution Control Investment in respect thereof.

     Incremental Power Ratio (IPR) means for any month the ratio that is obtained by dividing (a) the difference between (i) the Ormet Total Contract Demand then in effect and (ii) 455,000 kilowatts by (b) the sum of (i) 227,500 kilowatts and (ii) after the Modification Date the Contract Capability of Kammer Unit No. 4 except during the RMU Period the Contract Capability of the Revised Measurement Unit.

     Initial Kammer Units means the three nominally rated 225,000-Kw steam-electric generating units presently in commercial operation at Kammer Generating Station, plus such additions and replacements as may hereafter be added thereto and less such retirements as may be deleted therefrom. The Initial Kammer Units comprise all items of property, exclusive of Major Spare Parts, presently at Kammer Generating Station (plus additions and replacements and less retirements) other than Kammer Station General Facilities and Kammer Station Substation Facilities. The Initial Kammer Units are sometimes more specifically referred to herein in the singular, as Kammer Unit No. 1, Kammer Unit No. 2 and Kammer Unit No. 3, Kammer Unit No. 1 being the unit nearest the Ohio River and Kammer Unit No. 3 being the unit farthest from the Ohio River.

     Kammer Fuel Expense means for any month the actual expenses associated with the purchase, testing, measuring, unloading, storing and handling of all fuel utilized for the generation of electric power and energy at Kammer Generating Station during such month (less net amounts received from the sale of residuals) as recorded for such month in the books of Ohio under Account 501 of the Uniform System of Accounts.

     Kammer Generating Station means the steam-electric generating station owned by Ohio on the Effective Date adjoining the Ohio River near Moundsville, West Virginia and consisting of (a) the Initial Kammer Units, (b) Kammer Station General Facilities, (c) Kammer Substation Facilities and (d) a future steam-electric generating unit (Kammer Unit No. 4) which Ohio may elect to install subsequent to the Effective Date hereof. Kammer Generating Station is located on a generating station site of approximately 145 acres of land which is completely allocated among the Initial Kammer Units, Kammer Station General Facilities and Kammer Substation Facilities, and a part of which may be later allocated to Kammer Unit No. 4.

     Kammer Insurance Cost means from the Effective Date until the Modification Date the net insurance costs of Ohio (after deduction of dividends) allocable in respect of the Initial Kammer Units, Kammer Substation Facilities and Kammer Station General Facilities in order to insure such facilities against fire and other hazards to the extent and against which the American Electric Power System insures such kinds of facilities. After the Date of Commercial Operation of Kammer Unit No. 4 such cost shall be diminished by any amount thereof in respect of Kammer Station General Facilities allocable to Kammer Unit No. 4.

     From the Modification Date, except during the RMU Period, if any, Kammer Insurance Cost means Ohio's net cost of such insurance in respect of the Initial Kammer Units, Kammer Unit No. 4, Kammer Substation Facilities and Kammer Station General Facilities.

     During the RMU Period, if any, Kammer Insurance Cost means Ohio's net cost of such insurance in respect of the Initial Kammer Units, Kammer Substation Facilities other than Kammer Substation Facilities attributable to Kammer Unit No. 4, and Kammer Station General Facilities other than any interest in Kammer Station General Facilities attributable to Kammer Unit No. 4.

     Kammer Operation Expense means for any month the actual expenses associated with the operation of all facilities at the Kammer Generating Station (other than substation facilities not part of Kammer Substation Facilities) during such month and shall specifically mean for such month the dollar amount equal to the sum of:

          (a) the total net production operation expenses for operations at Kammer Generating Station as recorded for such month in the books of Ohio under Accounts 500 through 507, less Account
501, of the Uniform System of Accounts;

          (b) the total actual expenses for operation of the control facilities at Kammer Generating Station as recorded for such month in the books of Ohio under Account 556 of the Uniform
System of Accounts;

          (c) the total actual expenses for operation of Kammer
Substation Facilities as recorded for such month in the books of Ohio under Accounts 561 and 562, and Accounts 566 and 567, of the
Uniform System of Accounts;

          (d) an amount for operating labor overheads equal to the product of (i) that portion of the total payroll of Kammer
Generating Station included in items (a) through (c) above, and
(ii) the ratio of (x) the Total Labor Overheads of Kammer
Generating Station to (y) the total Kammer Generating Station payroll, such ratio being computed for such month or for a representative prior period to be mutually agreed upon;

          (e) an amount equal to the credits, if any, included in items (a) through (c) above to Kammer Generating Station from carrying charges for Major Spare Parts;

and less the sum of

          (f) the amounts, if any, included in items (a) through
(c) above for property insurance and/or property taxes; and

          (g) an amount equal to the charges, if any, included in items (a) through (c) above to Kammer Generating Station for carrying charges for Major Spare Parts.

     Kammer Generating Station will bear its share of Ohio's engineering costs on the basis of the allocation principles presently in effect provided, however, that in the event that any regulatory agency having jurisdiction in the premises shall require a change in such principles, then Kammer Generating Station shall bear its share of such expense in accordance with such changed principles.

     Kammer Maintenance Expense means for any month the actual expenses associated with the maintenance of all facilities at the Kammer Generating Station during such month and shall specifically mean for such month the dollar amount equal to the sum of:

          (a) the total actual production maintenance expenses (including costs relating to repairing, handling and shipping of Major Spare Parts on the same basis as in use throughout the American Electric Power System) at Kammer Generating Station equal to the sum of the dollar amounts recorded for such month in the books of Ohio under Accounts 510 through 514 and 932 of the Uniform System of Accounts;

          (b) the total actual Kammer Substation Facilities maintenance expenses equal to the sum of the dollar amounts recorded for such month in the books of Ohio under Accounts 568 through 570 of the Uniform System of Accounts;

          (c) an amount for maintenance labor overheads equal to the product of (i) the portion of the total labor payroll of Kammer Generating Station included in items (a) through (b) above and (ii) the ratio of (x) Total Labor Overheads of Kammer Generating Station to (y) total Kammer Generating Station payroll, such ratio being computed for such month or for a representative prior period to be mutually agreed upon.

     Kammer Substation Accrual Credit means (a) for any month prior to the Modification Date and during the RMU Period, if any, the product of (i) $6,126,196, (ii) the number of months from March 31, 1959 to such month, and (z) 1/144th of one per cent (1/14400), and
(b) for any month after the Modification Date when there is no RMU Period, the sum of (i) the product of (x) $6,126,196, (y) the number of months from March 31, 1959 to the Modification Date, and
(z) 1/144th of one percent (1/14400), and (ii) the product of (x) the sum of $6,126,196 and the Kammer Substation Facilities Investment as of the later of the Modification Date and the Date of Commercial Operation of Kammer Unit No. 4 for facilities not deemed to be Kammer Substation Facilities prior to the Modification Date and during the RMU Period, if any, pursuant to the second paragraph of the definition thereof in this Agreement, (y) the number of months from the later of the Modification Date and the Date of Commercial Operation of Kammer Unit No. 4 to such month, and (z) 1/144th of one per cent (1/14400).

     Kammer Station General Facilities means all items of property (exclusive of Major Spare Parts and any items classified under Accounts 350 through 359 and Account 397 of the Uniform System of Accounts) at Kammer Generating Station which are useful and/or necessary for operation or maintenance of Kammer Generating Station and which cannot be properly associated specifically with any one of the Initial Kammer Units or with Kammer Unit No. 4. The Kammer Station General Facilities shall initially be all items of property at Kammer Generating Station defined as General Facilities under the Station Agreement plus any additions and replacements thereto and less any re therefrom, and shall include after the Date of Commercial Operation of Kammer Unit No. 4 similarly determined items of property which were provided and/or installed with Kammer Unit No. 4 plus any additions or replacements thereto and less any retirements therefrom.

     Kammer Substation Facilities means all items of property associated with the Initial Kammer Units and Kammer Unit No. 4 such as generator transformers, auto-transformers, oil circuit breakers, disconnect switches, lightning arrestors, conductors, meters, relays and protective devices, fire protection system, 138-Kv busses, 345-Kv busses, 765-Kv busses, substation and/or switchyard structures, etc. (less Major Spare parts, if any), which are located on the generating station site and which are properly classifiable under Accounts 350 through 359 and Account 397 of the Uniform System of Accounts. Anything herein to the contrary notwithstanding, transmission lines owned by Ohio, or an Ohio Associate, which are used electrically to connect the Kammer Substation Facilities with any facilities not located on the site of Kammer Generating Station shall not be a part of Kammer Substation Facilities even though parts of such transmission lines may be located on said generating station site.

     To the extent that any facilities are hereafter used or installed at the Kammer Substation Facilities for the express purpose of electrically connecting Kammer Unit No. 4 with the high-voltage busses of Kammer Generating Station, such facilities shall not be deemed Kammer Substation Facilities prior to the Modification Date and during the RMU Period, if any.

     To the extent that any additions are hereafter made to the Kammer Substation Facilities, not necessary for the express purpose of electrically connecting Kammer Unit No. 4 with the high-voltage busses of Kammer Generating Station, different in function or purpose from any of the existing (as of the date of this Agreement) Kammer Substation Facilities, such additions shall not be deemed Kammer Substation Facilities without Ormet's consent; provided, however, that Ormet's consent shall not be unreasonably withheld.

     To the extent that any additions to the Kammer Substation Facilities are made by Ohio for the purpose of providing stub-line electric service to a customer of Ohio other than Ormet, Olin or Revere, such additions shall not be included in the Kammer Substation Facilities until such date, if any, when such facilities may be used for purposes other than the purpose of providing stub-like electric service to said customer and or another customer than Ormet, Olin and/or Revere.

     Kammer Substation Facilities Investment means, as of the close of each month, the total dollars of actual gross investment at original cost (net of any investment tax credit benefit) of all parts of the Kammer Substation Facilities, including land, as shown by Accounts 350 through 359 and Account 397 on Ohio's books as of the close of such month.

     Kammer Unit No. 4 means a steam-electric generating unit, with all necessary appurtenant equipment, which Ohio may install at Kammer Generating Station.

     Major Spare Parts means the following pool of Major Spare
Parts interchangeable with the equivalent items of the Initial
Kammer Units:

          1 -- Spare High Pressure Turbine Rotor,
          1 -- Spare High Pressure Generator Rotor,
          1 -- Spare Low Pressure Turbine Rotor-Turbine End,
          1 -- Spare Low Pressure Turbine Rotor-Generator End,
          1 -- Spare Low Pressure Generator Rotor,
          1 -- 1/2 Set Spare High Pressure Stator Bars,
          1 -- 1/2 Set Spare Low Pressure Stator Bars,
          1 -- Spare High Pressure Exciter Armature,
          1 -- Spare Low Pressure Exciter Armature,
          1 -- Spare Boiler Feed Pump Rotor-Turbine End,
          1 -- Special Rotor Carriage,
          1 -- Spare 700-HP Motor for Coal Crusher,
          1 -- Spare 5000-HP Motor for Forced Draft Fan,
          1 -- Spare High Pressure Turbine Nozzle 9th Stage Appurtenant Accessories such as wedges, clips and shims for any of the above.

     Major Spare Parts shall also include spare parts which Ohio and Ormet hereafter agree be added to the above list. Ormet will not unreasonably withhold such agreement.

     After the Modification Date, the pool of Major Spare Parts will be expanded to include items of equipment (such as, but not limited to, turbine rotors, generator rotors, generator exciter rotors, stator coil sets, motors and transformers) useable on Kammer Unit No. 4, or the Revised Measurement Unit during the RMU Period, and other similar generating units on the American Electric Power System.

     Major Spare Parts Ratio means for any month the ratio of the number of items of any equipment at Kammer Generating Station but prior to the Modification Date and during the RMU Period, if any, not relating to Kammer Unit No. 4, and during the RMU Period relating to the Revised Measurement Unit (but less any Major Spare Parts, at Kammer Generating Station relating to Kammer Unit No. 4) which can be interchanged with a particular item of equipment of Major Spare Parts to the total number of the items of equipment at the generating stations of the American Electric Power System which can be interchanged with the same particular item of equipment of Major Spare Parts. A Major Spare Parts Ratio is applicable for each and every item of Major Spare Parts.

     Metering Facilities means a 138-Kv metering installation owned by Ohio and located at and being a part of the Kammer Substation Facilities, equipped with all the necessary metering transformers, meters, and instruments in order accurately to meter and record all the necessary electrical quantities with respect to the delivery of and accounting for power and energy hereunder.

     Metering Point means the location of the Metering Facilities located at the Kammer Substation Facilities.

     Modification Date means the earlier of (i) the Date of Commercial Operation of Kammer Unit No. 4, if Kammer No. 4 has a nominal rating of 800,000 kilowatts or greater, and (ii) January 1, 1972.

     In the event that Ormet shall advise Ohio on or prior to January 1, 1972, in writing, that there shall be no Modification Date, there shall be no Modification Date under this Agreement and all the terms and conditions of this Agreement, as provided prior to the Modification Date, shall continue in effect after what would otherwise have been the Modification Date until the termination of this Agreement.

     Normalized Kammer Maintenance Expense means for any month the Kammer Maintenance Expense normalized for the calendar year in which such month falls on the basis of forecasts made by Ohio prior to the beginning of each such calendar year, and as may be subsequently adjusted during such year so that the total amounts so charged will be equal to the aggregate of the monthly Kammer Maintenance Expense for such calendar year.

     Ohio Associate means any company other than Ohio in the American Electric Power System.

     Ohio's Major Generating Stations means Ohio's presently operating Muskingum River Station, Tidd Station, Philo Station and Kammer Generating Station, and the portion of Cardinal Station and Sporn Station owned by Ohio. When any such station ceases to be a major generating station, it shall be deleted. Future additions made to the major generating capacity of Ohio, whether at existing stations or new stations, will be included as Ohio's Major Generating Stations as of the first day of the month following the month in which the Date of Commercial Operation of such new generating capacity shall occur; provided, however, that new generating capacity installed by Ohio which is substantially different in design and operating characteristics or which shall have been installed by Ohio as a result of unusual circumstances shall not be included as part of Ohio's Major Generating Stations for purposes of this Agreement except by mutual agreement of the parties.

     Omal Facilities means the aggregate facilities of Ormet, Olin Mathieson Chemical Corporation (Olin) and Revere Copper and Brass Incorporated (Revere) for the reduction of aluminum and for the rolling and/or fabrication of aluminum, adjoining the Ohio River near Hannibal, Ohio.

     Ormet Additional Reduction Facilities means the sixth potline of approximately 40,000 tons annual capacity at the aluminum reduction plant near Hannibal, Ohio.

     Ormet Energy Ratio (OER) means for any month the ratio that is obtained by dividing (a) the Energy Generated for Ormet for such month diminished by the cumulative Premium Kilowatthours for such month by (b) the sum of (i) the Total Net Generation for such month of Kammer Generating Station diminished prior to the Modification Date by the Total Net Generation of Kammer Unit No. 4, if any, plus
(ii) during the RMU Period the Total Net Generation for such month of the Revised Measurement Unit, diminished by the Total Net Generation of Kammer Unit No. 4, if any.

     Ormet Firm Power Reservation means for any month the highest demand in kilowatts previously specified by Ormet for any month prior to and including such month that Ohio is obligated to provide, subject to the terms and conditions of this Agreement, at the Metering Point, except as otherwise specifically provided for in Section 2.02.

     Ormet Metering Point Demand means for any period the highest simultaneous integrated load in kilowatts measured by the Metering Facilities at the Metering Point, without adjustment for transmission losses between the Metering Point and the Point of Delivery, during any thirty-minute period starting on the clock hour or half-hour in the period under consideration.

     Ormet Power Ratio (OPR) means for any month the ratio that is obtained by dividing (a) the Ormet Total Contract Demand then in effect by (b) the sum of (i) the Contract Capability of the Initial Kammer Units (Kammer Units No. 1, No. 2 and No. 3) and after the Modification Date (ii) the Contract Capability of Kammer Unit No.
4 except during the RMU Period the Contract Capability of the Revised Measurement Unit.

     Ormet Substation means the facilities now or hereafter owned by Ormet and located at the Omal Facilities, including 138-Kv line terminal positions with circuit breakers and all necessary related equipment for switching, for protection and operation of the Delivery Facilities.

     Ormet Total Contract Demand means for any month the sum of (i) the Ormet Firm Power Reservation in effect for such month and (ii) fifteen percent (15%) of the Ormet Firm Power Reservation.

     Point of Delivery means the point of connection of the Delivery Facilities with the Ormet Substation.

     Pollution Control Facilities means for any Initial Kammer Unit, Kammer Unit No. 4 or Revised Measurement Unit, as the case may be, any facilities, other than facilities put into service on the Date of Commercial Operation of such unit, including any stack alterations, replacements or additions, provided and installed by Ohio or Ohio Associate, as the case may be, in compliance with requirements of governmental authority having jurisdiction in the premises, relating to atmospheric and water pollution abatement or control.

     Pollution Control Investment means, as of the close of each calendar month, for any Initial Kammer Unit, Kammer Unit No. 4 or Revised Measurement Unit, as the case may be, 105.2% of the total dollars of actual gross investment at original cost made by Ohio or Ohio Associate for Pollution Control Facilities associated with such unit, at the close of the earlier of (i) such month and (ii) 12 months after the close of the month in which the Date of Commercial Operation of such Pollution Control Facilities occurs.

     Power Demand Rate for any month means .0091667 during any month when the combined normal tax rate and surtax rate (effective tax rate) of the corporate federal income tax rate in effect is 48% or lower, .0093750 when such effective tax rate is 50% or higher, and shall be determined by interpolation for any effective tax rate between 48% and 50%.

     Premium Kilowatthours for any hour means the following:

     (a) prior to the Modification Date the number of kilowatthours by which the Energy Generated for Ormet for such hour exceeds the Total Net Generation of the Initial Kammer Units for such hour.

     (b) during the RMU Period, if any, the number of kilowatthours by which the Energy Generated for Ormet for such hour exceeds the Total Net Generation of the Initial Kammer Units and the Revised
Measurement Unit for such hour.

     (c) after the Modification Date and except during the RMU
Period the number of kilowatthours by which the Energy Generated for Ormet for such hour exceeds the Total Net Generation of Kammer Generating Station for such hour.

     Property Unit means either (i) a unit of property as such units are defined in the Property Unit List, or (ii) an item of property, the investment in which at the time of commercial operation thereof is in excess of $25,000, unless Ormet and Ohio shall mutually agree that such item of property shall not be a Property Unit.

     Property Unit List means the publication entitled "List of Property Units" kept by Ohio in accordance with Order No. 45 of the Federal Power Commission adopted January 13, 1937 and heretofore delivered to Ormet by Ohio. Upon any revision of the Property Unit List, the revised Property Unit List shall be substituted for the Property Unit List then in effect unless Ormet shall, within twenty
(20) days after delivery to it of notice of such revision, advise Ohio that it objects thereto.

     Revised Measurement Unit means the most recently installed (as of January 1, 1972) fossil fuel burning steam-electric generating unit nominally rated at 800,000 Kw., or higher, other than Kammer Unit No. 4, owned and commercially operated by Ohio or an Ohio Associate, either directly or indirectly, provided, however, that if at such date there shall be no such unit, Ormet may designate the then highest nominally rated fossil fuel burning steam-electric unit so owned as the Revised Measurement Unit. The Revised Measurement Unit shall consist of all items of property attributable to such unit up to the generator terminals classifiable under Accounts 310 through 316, 391 and 392 of the Uniform System of Accounts, including such interest in the general facilities of any multi-unit generating station of which such unit forms a part as are used for the operation of more than one unit at such station, including the Revised Measurement Unit, and cannot be properly associated with any individual unit thereof, in the proportion which the nominally rated capacity of the Revised Measurement Unit bears to the aggregate nominal rating of all units at such station to which such part is applicable.

     RMU Fuel Expense means for any month the actual expenses associated with the purchase, testing, measuring, storing and handling of all fuel utilized for the generation of electrical energy (less net amounts received from sales of residuals) by the Revised Measurement Unit as entered for such month on the books of Ohio or Ohio Associate, as the case may be, under Account 501 of the Uniform System of Accounts.

     RMU Maintenance Expense means for any month the actual expenses associated with the maintenance of the Revised Measurement Unit and of the RMU Substation Facilities during such month and shall include the dollar amounts recorded for such month on the books of Ohio or Ohio Associate, as the case may be, in respect of such unit under Accounts 510 through 514, 568 through 570, and 932, plus an amount for labor overheads equal to the portion of the payroll of the generating station at which the Revised Measurement Unit is located applicable to such maintenance expense multiplied by the ratio of Total Labor Overheads of Ohio or of Ohio Associate, as the case may be, to the total payroll of Ohio or of Ohio Associate, for a representative period to be mutually agreed upon.

     In the event that the Revised Measurement Unit forms a unit in a power station consisting of steam-electric units, all of which were constructed after the date of this Agreement and all of which are of substantially the same or of more nominal capacity than the Revised Measurement Unit, the RMU Maintenance Expense shall be determined by computing the maintenance expense of the entire station as recorded in Accounts 510 through 514, 568 through 570, and 932, plus applicable labor overheads and allocating such expense to the Revised Measurement Unit and RMU Substation Facilities in the ratio of its total net generation to the station's total net generation.

     RMU Operation Expense means for any month the actual expenses associated with the operation of the Revised Measurement Unit and RMU Substation Facilities during such month and shall include the dollar amounts recorded for such month on the books of Ohio or Ohio Associate, as the case may be, in respect of such unit under Accounts 500 through 507, other than Account 501 (fuel), Accounts 556, 561, 562, 566 and 567, plus an amount for labor overheads equal to the portion of the payroll of the generating station at which the Revised Measurement Unit is located applicable to such operation expense multiplied by the ratio of Total Labor Overheads of Ohio or of Ohio Associate, as the case may be, to the total payroll of Ohio or of Ohio Associate, for a representative period to be mutually agreed upon. There shall be added to the above an amount equal to any credits relating to carrying charges for Major Spare Parts, and there shall be deleted from the above an amount equal to the amounts, if any, included for property insurance and for property taxes and an amount equal to any carrying charges for Major Spare Parts.

     In the event that the Revised Measurement Unit forms a unit in a power station consisting of steam-electric units, all of which were constructed after the date of this Agreement and all of which are substantially the same or of more nominal capacity than the Revised Measurement Unit, the RMU Operation Expense shall be determined by computing the operation expense of the entire station and allocating such expenses to the Revised Measurement Unit and RMU Substation Facilities in the ratio of its Contract Capability to the aggregate Contract Capability of the entire station.

     RMU Period means a period commencing on the Modification Date, if the Date of Commercial Operation of an 800,000-kilowatt or higher Kammer Unit No. 4 has not then occurred, and ending on the Date of Commercial Operation of such a Kammer Unit No. 4 if such date is prior to June 30, 1972, or if such Date of Commercial Operation of such a Kammer Unit No. 4 does not take place on or before June 30, 1972, then on the Date of Commercial Operation of Kammer Unit No. 4, provided that Ormet shall have agreed in writing to the termination of the RMU Period effective as of the Date of Commercial Operation of Kammer Unit No. 4 not later than ninety
(90) days after the date on which Ohio's board of directors shall have unconditionally authorized the immediate construction of Kammer Unit No. 4. If Ormet does not so agree, the RMU Period shall continue for the balance of this Agreement and any extension or renewal thereof. In the event that Kammer Unit No. 4 is other than a fossil fuel burning steam-electric generating unit the RMU Period shall not in any event terminate on the Date of Commercial Operation of Kammer Unit No. 4 unless Ormet and Ohio shall have agreed prior thereto upon the methods for allocation of capital costs and production expenses in respect thereof.

     RMU Substation Facilities means all items of property related to the transformation of electrical energy from the generator terminals to the transmission lines associated with the Revised Measurement Unit such as generator transformers, auto-transformers, oil circuit breakers, disconnect switches, lightning arrestors, conductors, meters, relay and protective devices, fire protection system, 138-Kv busses, 345-Kv busses, 765-Kv busses, substation and/or switchyard structures, etc., which are classifiable under Accounts 350 through 359 and Account 397 of the Uniform System of Accounts. In the event that such facilities are useful for two or more units an allocation shall be deemed made in proportion to the nominal ratings of the two or more units. Anything herein to the contrary notwithstanding, transmission lines owned by Ohio or an Ohio Associate which are used to electrically connect the RMU Substation Facilities with any facilities not located on the generating station site at which the Revised Measurement Unit is installed shall not be a part of the RMU Substation Facilities even though parts of such transmission lines may be located on such generating station site.

     Anything in the foregoing to the contrary notwithstanding, the RMU Substation Facilities shall not include any item which would not have been necessary as a substation facility had the Revised Measurement Unit been built as the fourth steam-electric generating unit at Kammer Generating Station.

     RMU Substation Facilities Investment means as of the close of each month, 103.5% of the total dollars of actual gross investment at original cost (net of any investment tax credit benefit) of the RMU Substation Facilities, including land, as shown by Accounts 350 through 359 and Account 397 on the books of Ohio or Ohio Associate, as the case may be, at the close of the earlier of (i) such month and (ii) 12 months after the month in which the Date of Commercial Operation of the Revised Measurement Unit occurs.

     Total Gross Investment in any Major Spare Part means the aggregate purchase price including freight and excise taxes.

     Total Labor Overheads means the cost of labor overheads such as group retirement annuities, group life insurance and hospitalization insurance, Workmen's Compensation insurance, state and federal unemployment and federal social security taxes, public liability insurance, safety programs, recreation programs and employee publications which are not accounted for and reported as a direct part of the production expenses of the generating station.

     Total Net Generation, in connection with any generating unit or combination of generating units in a generating plant, means, during the period being considered, the electrical output of the generator, or generators of such unit or units, as the case may be, measured in kilowatt hours reduced by (a) the energy used by auxiliaries for the unit, or units, during such period, and (b) the transformation losses between the generator terminals of such unit or units and the high-voltage busses of the generating station involved. Transformation losses will be measured by suitable instruments, or by any alternative method agreed upon by Ohio and Ormet.

     Uniform System of Accounts means the uniform system of accounts prescribed for Ohio by the Public Utilities Commission of Ohio as in effect on the date of this Agreement.

     Working Capital Charge Rate for any month means .008658 during any month when the combined normal tax rate and surtax rate (effective tax rate) of the corporate federal income tax rate in effect is 48% or lower, .0088763 when such effective tax rate is 50% or higher, and shall be determined by interpolation for any effective tax rate between 48% and 50%.

     Working Capital and Stores Requirement at any time means an amount of dollars for each month that is equal to the net sum of
(a) one-twelfth (1/12) of the sum obtained by adding for each of the twelve (12) preceding months the net amount of:

          (i) the original cost of materials and supplies (other than Major Spare Parts and coal) in stock at Kammer Generating Station except that prior to the Modification Date and during the RMU Period materials and supplies allocable to Kammer Unit No. 4, if any, shall be deleted, and that during the RMU Period materials and supplies allocable to the Revised Measurement Unit shall be added; plus

          (ii) any prepaid expense items other than insurance and taxes, similarly determined as for (i) above, relating to Kammer
Generating Station and/or the Revised Measurement Unit; less

          (iii) accounts payable included under (i) above; and

(b) the amount of cash in dollars reasonably required for payroll purposes for the operation and maintenance of Kammer Generating Station except that prior to the Modification Date and during the RMU Period cash reasonably required for payroll allocable to Kammer Unit No. 4, if any, shall be deleted, and that during the RMU Period the cash reasonably required for payroll allocable to the Revised Measurement Unit shall be added.

     The Working Capital and Stores Requirement shall be established as of the close of the month immediately preceding the Effective Date and may be reviewed and reestablished from time to time during the term hereof at the request of either party, and in addition, anything hereinabove to the contrary notwithstanding, after the Modification Date the parties shall estimate the Working Capital and Stores Requirement for the 12-month period immediately following the Date of Commercial Operation of Kammer Unit No. 4 to appropriately include the increased cash requirements and increased requirements for materials and supplies other than coal necessitated by the operation and maintenance of Kammer Unit No. 4. In the event that Kammer Unit No. 4 shall have not been put in commercial operation prior to or on the Modification Date, the Working Capital and Stores Requirement for the Revised Measurement Unit shall be established in the same manner as hereinabove described for Kammer Unit No. 4.


                                 ARTICLE TWO

                                POWER SUPPLY

     2.01. Ohio shall, subject to the provisions of Section 8.06 hereof and the other terms and conditions of this Agreement, from and after the Effective Date, deliver or cause to be delivered to the Point of Delivery at all times during the term hereof power and associated energy in amounts required by Ormet up to an Ormet Metering Point Demand equal to the Ormet Firm Power Reservation as from time to time in effect, less delivery losses between the Metering Point and the Point of Delivery.

     2.02. Ormet shall, prior to the Effective Date, deliver to Ohio in writing its best estimate of the Ormet Firm Power Reservation in kilowatts, rounded to the nearest 1,000 kilowatts, as of the Effective Date; provided, however, that such initial Ormet Firm Power Reservation shall not be less than 465,000 kilowatts and that by twelve months from the Effective Date the Ormet Firm Power Reservation shall not be less than 475,000 kilowatts parties understand that in the operation of a new aluminum reduction facility the amount of power necessary for the most advantageous operation can be determined only after a reasonable period of operating experience. Accordingly, Ormet shall be entitled to make a downward adjustment of its estimate Ormet Firm Power Reservation for the second, third, fourth, fifth and sixth months following the Effective Date, to be effective as of the first day of such month; provided, however, (a) the Ormet Firm Power Reservation shall in no event be adjusted to an amount less than the 465,000 kilowatts, and (b) the Ormet Firm Power Reservation in effect for each of the six months following the Effective Date shall be adjusted upward as of the first day of each month to an amount equal to the highest Ormet Metering Point Demand metered for such month, rounded to the next 1,000 kilowatts, regardless of the amount that was estimated by Ormet for such month.

     Subsequent to the Effective Date and prior to the Modification Date, Ormet may increase the Ormet Firm Power Reservation to a maximum of 575,000 kilowatts, and subsequent to the Modification Date to a maximum of 850,000 kilowatts by (i) increases of not less than 2,000 kilowatts and not more than 10,000 kilowatts in any month, to become effective as of the first day of such month, on not less than thirty (30) days notice in writing to Ohio, or by
(ii) increases over 10,000 kilowatts to not more than 50,000 kilowatts in any month, to become effective as of the first day of such month, on not less than ninety (90) days notice in writing to Ohio, or by (iii) an increase of more than 50,000 kilowatts but not more than 120,000 kilowatts in any month, to become effective as of the first day of such month, on not less than one hundred eighty
(180) days notice to Ohio; provided, however, that Ormet may not increase the Ormet Firm Power Reservation during any twenty-four months period by more than 120,000 kilowatts by any combination of notices made pursuant to (i), (ii) and (iii) above except as may be otherwise agreed to by Ohio.

     Anything in the foregoing provisions of this Section 2.02 to the contrary notwithstanding, in the event that Ormet shall by virtue of any technological advance or advances in the art of aluminum reduction be able with a lesser reduction plant power demand at any time or times during the term hereof to produce at the Omal Facilities approximately the same amount of aluminum as it had been able to produce prior to such technological advance(s), Ormet, from time to time, may reduce the Ormet Firm Power Reservation then in effect by an amount equal to its estimate of the reduction in reduction plant power demand enabled by such technological advance(s), provided, however, that if as to any such reduction the amount of reduction shall be less than 10,000 kilowatts the change in the Ormet Firm Power Reservation shall not take effect until sixty days after notice thereof to Ohio, or if such reduction shall be 10,000 kilowatts or higher, until 120 days after such notice to Ohio provided, however, that in no event shall the Ormet Firm Power Reservation be reduced pursuant to this provision to less than 475,000 kilowatts or by more than 5% of the Ormet Firm Power Reservation in effect immediately prior to such reduction, and provided further that in the event the actual demonstrable reduction in reduction plant power demand for approximately such same amount of aluminum shall be less than such estimate the Ormet Firm Power Reservation shall be increased retroactively to the date of such reduction by the difference between such estimate and the actual reduction.

     2.03. Ohio shall load Kammer Generating Station in any calendar year, insofar as it may be physically practicable to do so consistent with good and safe commercial practice, so that the annual load factor on that portion of the available generating capability of the station which is not being required to provide the highest Ormet Firm Power Reservation for such year will not be less than the average annual load factor on Ohio's Major Generating Stations other than Kammer Generating Station; provided, however, that Ohio shall not be obligated to carry an annual load factor on Kammer Generating Station for any such year which shall be higher than the annual load factor of the Ormet load for such year.
Annual load factor as used herein shall mean for (a) the portion of Kammer Generating Station's capability which is not required to provide the highest Ormet Firm Power Reservation for any year, the ratio obtained by dividing (i) the Total Net Generation of Kammer Generating Station other than for Ormet for such year by (ii) the product of (x) the amount in kilowatts equal to the average available Contract Capability of all of the Kammer Generating Station's generating units for such year, less the highest Ormet Firm Power Reservation for such year, and (y) the total hours in such year; and (b) for Ohio's Major Generating Stations other than Kammer Generating Station, the ratio obtained by dividing (i) the Total Net Generation of all such generating stations for such year by (ii) the product of (x) the average aggregate net capability rating of all such generating stations for such year as reported by the Statistical Department of the American Electric Power Service Corporation to the Federal Power Commission, and (y) the total hours in such year; and for (c) the Ormet load, the ratio obtained by dividing (i) the total aggregate Energy Generated for Ormet during such year by (ii) the product of (x) the highest Ormet Firm Power Reservation for such year and (y) the total hours in such year.

     2.04. All electric service provided hereunder shall be 3-phase, 60-cycle, at a nominal voltage 138-Kv. Ormet and Ohio shall cooperate with each other to regulate the voltage at the 138-Kv busses at Ormet Substation within plus or minus 5%.

     2.05. Whenever it is necessary to measure any demand relative to the power supplied hereunder, such demand shall be taken as the highest simultaneous integrated load in kilowatts at the point of determination during any 30-minute period starting on the hour or half-hour in the period under consideration.

     2.06. The power factor of Ormet's total load at any time, as of the Point of Delivery, computed from meter readings at the Metering Point by methods mutually agreed to, shall not be less than ninety percent (90%) lagging. The parties agree that if Ormet's maintaining a lower power factor shall become an undue burden upon Ohio, Ohio shall be the sole judge of the measure or extent of the corrective action necessary.


                                ARTICLE THREE

                               DEMAND CHARGES

     3.01. Subsequent to the Effective Date of this Agreement Ormet shall pay Ohio monthly for power demand the aggregate of the following charges:

          (a) the product of (i) the Gross Plant Investment Value for Kammer Units No. 1 and No. 2, and (ii) the Power Demand Rate for such month;

          (b) the product of (i) the Gross Plant Investment Value for Kammer Unit No. 3, (ii) the Power Demand Rate for such month and (iii) the Incremental Power Ratio for such month;

          (c) after the Modification Date, except during the RMU
Period, the product of (i) the Gross Plant Investment Value for
Kammer Unit No. 4, (ii) the Power Demand Rate for such month; and
(iii) the Incremental Power Ratio for such month;

          (d) after the Modification Date and during the RMU
Period, if any, the product of (i) the Gross Plant Investment Value for the Revised Measurement Unit, (ii) the sum of the Power Demand Rate for such month and .001250, and (iii) the Incremental Power
Ratio for such month;

          (e) a dollar amount equal to the product of (i) the total amount accrued by Ohio in such month for payment of Kammer Insurance Cost, and (ii) the Ormet Power Ratio in effect for such month; except that during the RMU Period there shall be deleted from (i) above that portion of the Kammer Insurance Cost attributable to the Initial Kammer Units and the Kammer Station General Facilities, and there shall be added a dollar amount equal to the product of such deducted Kammer Insurance Cost and the sum of (x) 2/3 and (y) 1/3 of the Incremental Power Ratio for such month;

          (f) an amount equal to the product of (i) the Ormet Power Ratio in effect for such month, (ii) the Power Demand Rate for such month, and (iii) the Kammer Substation Facilities Investment as of the close of the next preceding month diminished by the lesser of
(x) the Kammer Substation Accrual Credit for such month or (y) Ohio's aggregate investment in all existing replacements and additions to the Kammer Substation Facilities made subsequent to March 31, 1959;

          (g) during the RMU Period, if any, an amount equal to the product of (i) the RMU Substation Facilities Investment as of the close of the next preceding month, and (ii) the Ormet Power Ratio in effect for such month, and (iii) the sum of the Power Demand Rate for such month and .001250;

          (h) an amount in dollars equal to the sums of the products of (i) the Total Gross Investment in each Major Spare Part, as of the close of the next preceding month, (ii) the Major Spare Parts Ratio in effect for such Major Spare Part for such month, and (iii) the Power Demand Rate for such month plus .001250, and (iv) the Ormet Power Ratio for such month;

          (i) an amount in dollars equal to the product of (i) Working Capital and Stores Requirement for such month, (ii) the Working Capital Charge Rate, and (iii) the Ormet Power Ratio for such month, provided, however, that in lieu of such monthly amount Ormet may make a cash advance to Ohio in an amount of dollars from time to time to be mutually agreed upon;

          (j) a dollar amount equal to the sum of (1) the product of (i) the Delivery Facilities Investment as of the close of the next preceding month and (ii) the Delivery Service Charge Rate for such month, and (2) an amount in dollars equal to the payment made by Ohio to Wheeling for the next preceding month to reimburse Wheeling for any amount of tax, other than federal income tax or excess profits tax, ad valorem property tax, federal social security tax, or state unemployment tax or workmen's compensation tax, paid or payable by Wheeling for or in connection with the use by Ohio of Delivery Facilities owned by Wheeling to deliver power and energy at the Point of Delivery for the Omal Facilities. If any other type of state or local tax is substituted for the ad valorem tax on tangible property now imposed in Ohio and/or in West Virginia on the Delivery Facilities owned by Ohio or Wheeling in those states, respectively, the amount otherwise payable by Ormet to Ohio under this subsection (j) shall be reduced in an amount equal to one-twelfth of 1.25% of the Delivery Facilities Investment of Ohio or of Wheeling, or of both, as the case may be, at the end of the next preceding month.

          (k) except during the RMU Period, a monthly amount equal to the product of (a) the Kammer Operation Expense for such month, provided however that if there shall be no Modification Date the Kammer Operation Expense for such month shall be diminished by the portion thereof, if any, attributable to Kammer Unit No. 4, the substation facilities attributable to it and the Kammer Station General Facilities allocable to Kammer Unit No. 4, and (b) the Ormet Power Ratio for such month;

          (l) during the RMU Period, if any, an amount equal to the product of (a) the Kammer Operation Expense for such month diminished by the portion thereof, if any, applicable to Kammer Unit No. 4, the substation facilities attributable to it and the Kammer Station General Facilities allocable to Kammer Unit No. 4, plus the RMU Operation Expense for such month, and (b) the Ormet Power Ratio for such month.

     3.02. In addition to the above Ormet shall pay to Ohio for power demand amounts equal to the product of (i) all ad valorem taxes, state and local, paid by Ohio (for which the assessment and lien date is subsequent to the Effective Date) on the following tangible property, exclusive of Major Spare Parts included therein, owned by Ohio:

          (a) from the Effective Date to the Modification Date; Initial Kammer Units, Kammer Station General Facilities, and Kammer Substation Facilities diminished after the Date of Commercial Operation of Kammer Unit No. 4 by any Kammer Station General Facilities allocable to it, and (ii) the average monthly Ormet Power Ratio for the July 1-June 30 period in which such taxes are due and payable;

          (b) after the Modification Date, except during the RMU Period; Initial Kammer Units, Kammer Unit No. 4, Kammer Station General Facilities and Kammer Substation Facilities, and (ii) the average monthly Ormet Power Ratio for the July 1-June 30 period in which such taxes are due and payable;

          (c) during the RMU Period; Initial Kammer Units and Kammer Station General Facilities other than those allocable to Kammer Unit No. 4, and (ii) the sum of (x) 2/3 and (y) one-third of the Incremental Power Ratio for the July 1-June 30 period in which such taxes are due and payable;

          (d) during the RMU Period; the Kammer Substation
Facilities and (ii) the average Ormet Power Ratio for the July
1-June 30 period in which such taxes are due and payable.

     Ormet, as successor to Generating, shall pay the ad valorem property taxes not yet due and payable for which the assessment and lien dates are July 1, 1965 and July 1, 1966 on property at Kammer Generating Station owned by Generating on such dates. Ohio shall make payments to Ormet equal to the amounts of ad valorem taxes not yet due and payable on real property owned by Generating at Kammer Generating Station on such dates. Ormet shall pay to Ohio for power demand amounts equal to such real property taxes.

     3.03. If any other type of state or local tax is substituted for the ad valorem tax on tangible property now imposed in West Virginia, and after the Modification Date and during the RMU Period, if any, the Revised Measurement Unit is located in West Virginia, Ohio shall credit Ormet monthly with an amount equal to the excess of (a) one-twelfth of 1.25% of the sum of (i) the Gross Plant Investment Value for the Revised Measurement Unit for such month multiplied by the Incremental Power Ratio for such month and
(ii) the RMU Substation Facilities Investment at the end of the next preceding month multiplied by the Ormet Power Ratio for such month, over (b) the increase, if any, in tax other than ad valorem property tax payable by Ohio or an Ohio Associate in respect of the production or sale during the next preceding month of power and energy hereunder resulting from such substitution of tax; or, as the case may be, Ormet shall pay to Ohio monthly an amount equal to the excess of such increase in tax other than ad valorem property tax payable by Ohio or an Ohio Associate over one-twelfth of 1.25% of the sum of (i) the Gross Plant Investment Value for the Revised Measurement Unit for such month multiplied by the Incremental Power Ratio for such month and (ii) the RMU Substation Facilities Investment at the end of the next preceding month multiplied by the Ormet Power Ratio for such month.


                                  ARTICLE FOUR

                                 ENERGY CHARGES

     4.01. Subsequent to the Effective Date of this Agreement Ormet shall pay to Ohio monthly for energy an amount of money equal to the sum of:

          (a) except during the RMU Period, an amount in dollars equal to the product of (i) the Normalized Kammer Maintenance Expense for the month, provided, however, that if there shall be no Modification Date, such expense for such month shall be diminished by any such attributable to Kammer Unit No. 4, if any, and the substation facilities and Kammer Station General Facilities allocable to Kammer Unit No. 4, and (ii) the Ormet Energy Ratio for such month; provided, however, that a recomputation shall be made at the end of each 12-month period ending December 31st (or a running 12-month average basis by mutual agreement of the parties), which will allocate the aggregate Kammer Maintenance Expense for such 12-month period to Ormet in the ratio that (x) the Energy Generated for Ormet during such 12-month period bears to (y) the Total Net Generation of Kammer Generating Station during such 12-month period, less prior to the Modification Date the Total Net Generation of Kammer Unit No. 4, if any, and an appropriate charge or credit will be made to Ormet to adjust the aggregate of the Kammer Maintenance charged to Ormet during such 12-month period to conform with the allocation thereof determined by the aforesaid recomputation.

          (b) during the RMU Period, if any, an amount of dollars equal to the product of (i) the sum of (x) the Normalized Kammer Maintenance Expense for the month, less any such expense attributable to Kammer Unit No. 4, if any, and substation facilities attributable to Kammer Unit No. 4 and Kammer Station General Facilities allocable to it, and (y) the RMU Maintenance Expense for such month, and (ii) the Ormet Energy Ratio for such month; provided, however, that a recomputation shall be made at the end of each 12-month period ending December 31st (or a running 12-month average basis by mutual agreement of the parties), which will allocate the aggregate Kammer Maintenance Expense and RMU Maintenance Expense for such 12-month period to Ormet in the ratio that (x) the Energy Generated for Ormet during such 12-month period bears to (y) the aggregate Total Net Generation of Kammer Generating Station less Kammer Unit No. 4 plus the Revised Measurement Unit for such 12-month period, and an appropriate charge or credit will be made to Ormet to adjust the aggregate of the Kammer Maintenance Expense and RMU Maintenance Expense charged to Ormet during such 12-month period to conform with the allocation thereof determined by the aforesaid recomputation.

          (c) except during the RMU Period, if any, an amount in dollars equal to the product of (i) Kammer Fuel Expense for the month provided, however, that if there shall be no Modification Date such expense attributable to Kammer Unit No. 4, and (ii) the Ormet Energy Ratio for such month.

          (d) during the RMU Period, if any, an amount in dollars equal to the product of (i) the sum of (x) the Kammer Fuel Expense for the month diminished by any of such fuel expense attributable to Kammer Unit No. 4 and (y) the RMU Fuel Expense for such month, and (ii) the Ormet Energy Ratio for such month.

          (e) Prior to the Modification Date, an amount in dollars equal to the product of (i) the Average Production Cost per Kilowatthour at Ohio's Major Generating Stations for such month and
(ii) the cumulative number of kilowatthours for such month (System Kilowatthours) equal to the balance, if any, for each hour thereof of Premium Kilowatthours after deducting therefrom an amount of kilowatthours equal to the Ormet Firm Power Reservation in effect for such hour diminished by 395,000, plus an amount in dollars equal to the product of (i) average cost of fuel and maintenance per kilowatthour, as shown on Form S-68, at Ohio's Major Generating Stations, for such month, adjusted for transmission losses and (ii) the cumulative Premium Kilowatthours for such month diminished by the System Kilowatthours for such month.

          (f) after the Modification Date, if any, an amount in dollars equal to the product of (i) the Average Production Cost per Kilowatthour at Ohio's Major Generating Stations for such month and
(ii) the cumulative Premium Kilowatthours for such month.


                                ARTICLE FIVE

                                 RETIREMENTS

     5.01. The accounting for retirements, replacements and additions by Ohio and/or Ohio Associate in respect of the Kammer
Substation Facilities and Delivery Facilities, shall be carried out as hereinafter prescribed.

          (a) When any part of the Kammer Substation Facilities or Delivery Facilities constituting, a Property Unit is retired from service, the investment in such Property Unit shall, for the purposes of all computations under this Agreement, be removed from the applicable plant investment accounts as of the out-of-service date of such Property Unit.

          (b) When any part of the Kammer Substation Facilities or Delivery Facilities constituting a Property Unit is placed in service replacing a retired Property Unit, or when a part of the Kammer Substation Facilities or Delivery Facilities constituting a Property Unit is placed in service but not as a replacement, the original investment in such replacement or additional Property Unit, as the case may be, shall, for the purposes of all computations under this Agreement, be added to the applicable plant investment account, as the case may be, as of the in-service date of such Property Unit. Such replacements and additions shall be subject to Ormet's approval and if the amount of the order or requisition ordering any such replacements or additions is $100,000 or more, Ormet's approval shall be express and in writing; and if the amount of the order or requisition is less than $100,000, Ormet's approval shall be deemed granted by Ormet's failure to object in writing within fifteen (15) days after the delivery to it of a copy of such order or requisition. In any event, Ormet's approval shall not be unreasonably withheld.

          (c) A removal, change or supplement which consists of less than an entire Property Unit shall not be deemed to constitute a retirement, replacement or addition of a Property Unit, and any expense involved therein shall constitute maintenance expense.

     5.02. When a retirement occurs, for the reason that any part of the Kammer Substation Facilities or Delivery Facilities constituting a Property Unit is worn out, obsolete, inefficient, uneconomical, not needed, or for other similar reasons (excluding loss or damage resulting from accidents, fortuitous events or occurrences such as fire, lightning, inherent explosion, windstorm, insurrection, riot, civil commotion, malicious intent, flood, enemy attack or earthquake) and in respect to which there are no insurance proceeds, a retirement loss in respect of such part will be computed to be the net amount of the following:

          (a) Ohio's (or Ohio Associate's) investment in the part so retired plus

          (b) the cost of removal of such part and restoration of the site to a good and safe condition, less

          (c) any net salvage value realized from such part, and less

          (d) an amount equal to the product of (i) the number of years from the in-service date of such part to the date of its retirement, and (ii) .03 if such part is a part of Kammer Substation Facilities, or .025 if such part is a part of Delivery Facilities (except that such .025 shall be increased to .03 for any in-service period prior to January 1, 1967), as the case may be, and (iii) Ohio's (or Ohio Associate's) investment in such retired part (item (a) above).

     At the time of retirement of any such part of the Delivery
Facilities, Ormet shall pay to Ohio an amount equal to the retirement loss relative to such part or parts, as the case may be, determined as hereinabove prescribed.

     At the time of retirement of any such part of Kammer Substation Facilities, Ormet shall pay to Ohio an amount equal to the product of (i) the retirement loss relative to such part determined as hereinabove prescribed, and (ii) the average Ormet Power Ratio (and for the period prior to January 1, 1967 115% of the quotient of Power User's Firm Contract Demand over Total Net Capability as defined in the Station Agreement), weighted with respect to time over the period of commercial operation of such part.

     When a retirement occurs for any other reason than as hereinbefore provided, any retirement loss shall be borne entirely by Ohio without any payment of any part thereof by Ormet and Ormet shall not share in any of the insurance proceeds which may be received by Ohio with respect to such retirement.

     Ohio may at any time during the term of this Agreement insure all or any part or parts of the Kammer Substation Facilities and Delivery Facilities for protection against loss resulting from damage or destruction by flood, enemy attack, earthquake or by any other occurrences against which Ohio does not presently insure such facilities, in any reasonable amount that it deems adequate, and, provided that such additional coverage shall have been adopted by American Electric Power System generally for such facilities, Ormet shall pay to Ohio each month as an additional power charge an amount equal to the sum of (i) the product of (x) the allocable cost of such insurance of the Kammer Substation Facilities and (y) the Ormet Power Ratio, and (ii) the cost of such insurance of the Delivery Facilities.


                                 ARTICLE SIX

                            BILLINGS AND PAYMENT

     6.01. As soon as possible after the close of each month Ohio shall render a bill to Ormet for the total amounts due hereunder during such month. Bills rendered shall be paid by Ormet within ten (10) days after receipt thereof, but the bills shall be subject to such subsequent corrections as may be appropriate as a result of audits made for the purpose of verification or otherwise. Interest shall be charged by Ohio to Ormet at the rate of 6% per annum on any overdue amount and by Ormet to Ohio for any overpayment, but this shall not apply to amounts arising out of differences between estimated and final bills pursuant to Section 6.02.

     6.02. Ohio and Ormet recognize that as many as fifteen days may be required after the close of each calendar month to assemble all the data required to compute and render such statements. Accordingly, Ohio may, at its option, render an estimated statement to Ormet promptly after the close of each month, in which event any necessary adjustments to conform such estimated statement with the final statement shall be added or credited against the statement for the next succeeding month.


                                ARTICLE SEVEN

                                    TERM

     7.01. This Agreement shall be for an initial term ending twenty-five (25) years after the Effective Date, unless terminated earlier in accordance with the provisions of Section 7.02 or 7.03, or extended in accordance with the provisions of Section 7.04. Ormet may, at its option, extend this Agreement for an additional term of five (5) years after the expiration of the initial term upon giving Ohio at least three (3) years' written notice prior to the end of the initial term.

     7.02. This Agreement shall remain in force for the lesser of
(a) the initial term and any extended term hereof and (b) so long as Ohio shall be able to furnish power and energy to Ormet under the terms of the Interim Agreement and this Agreement and at the rates charged thereunder and hereunder. In the event that Ohio shall cease to continue to carry out this Agreement, and to keep its charges within the charges herein provided, for any reason not within its control including the action of regulatory agency having jurisdiction in the premises, but not including the termination of this Agreement by Ormet, and provided that such cessation shall take place within a period beginning at the date hereof and ending at twenty-one (21) years after the death of the last survivor of the following persons, to wit: the children of Arthur M. Borden of 215 Soundview Avenue, White Plains, New York: Erica Borden, Ross Jeremy Borden, Mark Gideon Borden, Anthony John Maxwell Borden, Lindsay Borden and Andrew Poe Borden; and the children of Charles
C. Wise, Jr., of Charleston, West Virginia: Laura K. Wise, Mary Rose Wise and John C. Wise, Ormet shall have the option for a period of six (6) months from the date of such cessation, to purchase, upon written notice to Ohio, all of the right, title and interest in and to Kammer Generating Station conveyed by Generating to Ohio by special warranty deed and bill of sale dated as of January 1, 1967 recorded in the office of the Clerk of the Court of
Marshall County, West Virginia in Deed Book     , at page    , (and
any additions or replacements thereto), except that as to the Kammer Station General Facilities the undivided interest therein to be conveyed by Ohio to Ormet pursuant to this option shall bear the same ratio to the totality thereof as the Contract Capability of Generating's Initial Units bears to the aggregate Contract Capability of all of the Kammer Generating Station's generating units then utilizing such Kammer Station General Facilities, and the parties agree, in the event such option is exercised by Ormet or an Ormet subsidiary, to reinstate the arrangements in effect prior to such transfer of assets to Ohio, including the reinstitution of the Back-Up Agreement, Excess Capacity Agreement, Operating Agreement, Performance Agreement, Station Agreement, Substation Facilities Agreement and Transmission Line Agreement, all dated July 1, 1957 (except that Ormet, or at Ormet's option a subsidiary of Ormet, may be substituted as a party for Generating). Ohio further agrees to execute, and to cause any Ohio Associate to execute, such confirmatory agreements and instruments of transfer as may be necessary to confirm such arrangements, and to enter at Ormet's election into arrangements to supply the balance of the Ormet Firm Power Reservation under such terms and conditions as may be mutually agreed to by the parties and which shall be acceptable to any regulatory agency or agencies having jurisdiction therein, or at the lowest filed tariff of Ohio then available. Ormet agrees upon such reconveyance to it or to any Ormet subsidiary of Generating's interest in Kammer Generating Station, as hereinabove provided, and execution of such confirmatory agreements and instruments of transfer, to pay to Ohio an amount equal to the purchase price at which Ohio purchased such right, title and interest in Kammer Generating Station from Generating less depreciation computed at the same percentage depreciation rate that Ohio shall have used for making book depreciation charges in respect of such facilities from the date of acquisition thereof by Ohio, adjusted for replacements, additions and retirements and any reallocation of the Kammer Station General Facilities in the event of the addition of Kammer Unit No. 4 by such time.

     7.03. In the event that Ormet shall decide to permanently shut down its aluminum reduction plant forming part of the Omal Facilities, Ormet may terminate this Agreement at any time after it has been in effect for not less than fifteen (15) years by (a) giving Ohio a three-year (3) advance notice of its intent to so terminate, and by (b) paying to Ohio on such date of termination an amount in dollars equal to the sum of the following amounts:

          (i) the product of (x) the Gross Plant Investment for Kammer Units No. 1 and No. 2, and (y) the applicable termination penalty factor as determined by Schedule A of this Section 7.03;

          (ii) the product of (x) the Gross Plant Investment Value for Kammer Unit No. 3, (y) the highest Incremental Power Ratio in effect for any month during the term of this Agreement, and (z) the applicable termination penalty factor as determined by Schedule A of this Section 7.03;

          (iii) after the Modification Date, except during the RMU Period, the product of (x) the Gross Plant Investment Value for Kammer Unit No. 4, (y) the highest Incremental Power Ratio in effect for any month during the term of this Agreement and (z) the applicable termination penalty factor as determined by Schedule A of this Section 7.03;

          (iv) after the Modification Date and during the RMU Period, if any, the product of (x) the Gross Plant Investment Value for the Revised Measurement Unit, (y) the highest Incremental Power Ratio in effect for any month during the term of this Agreement, and (z) the applicable termination penalty factor as determined by Schedule A of this Section 7.03;

          (v) the product of (x) the Kammer Substation Facilities Investment as of the close of the next preceding month, (y) the highest Ormet Power Ratio in effect for any month during the term of this Agreement, and (z) the applicable termination penalty factor as determined by Schedule A of this Section 7.03;

          (vi) during the RMU Period, if any, an amount equal to the product of (x) the RMU Substation Facilities Investment as of the close of the next preceding month, (y) the highest Ormet Power Ratio in effect for any month during the term of this Agreement, the applicable termination penalty factor determined by Schedule A of this Section 7.03;

          (vii) an amount in dollars equal to the retirement loss in respect of the Delivery Facilities Investment computed by the method prescribed in Section 5.02 of the Agreement.

                                 SCHEDULE A



        Years Elapsed to
        Termination from                   Applicable Termination
         Effective Date                        Penalty Factor
        ----------------                  ----------------------

              16 ....................................... 0.125
              17 ....................................... 0.110
              18 ....................................... 0.090
              19 ....................................... 0.060
              20 ....................................... 0.035
              21 or more ............................... 0.000


     7.04. In order to provide for flexibility in Ormet's demand charge obligations in the event of a temporary reduction of the market demand for primary aluminum product, or because of Ormet's inability to utilize its entitlements hereunder for electric power and energy by reasons of force majeure, Ormet may, under such circumstances, and at its option, elect to curtail the Ormet Total Contract Demand by giving Ohio not less than one (1) month's prior notice in writing except that during the first eight years following the Effective Date three (3) months prior notice shall be required for the portion of any curtailment in excess of 75,000 kilowatts; provided, however, that in such event the initial term of this Agreement shall be extended beyond twenty-five (25) years after the Effective Date by the aggregate amount of kilowatt-months of such curtailments. The cumulative amount of such curtailments, expressed in accrued kilowatt-months from the Effective Date, shall not at any time during the term hereof exceed the following amounts in accrued kilowatt-months from the Effective Date stated as a percentage of the Ormet Total Contract Demand in effect:

Through year 18 after Effective Date    3% of the Ormet Total
                                        Contract Demand in effect
                                        for each month from the
                                        Effective Date through
                                        year 18.

Year 19 and thereafter                  3% of the Ormet Total
                                        Contract Demand in effect
                                        for each month from the
                                        Effective Date through
                                        year 18, plus 5% of the
                                        Ormet Total Contract
                                        Demand in effect for each
                                        month from the beginning
                                        of year 19.


                                ARTICLE EIGHT

                             GENERAL PROVISIONS

     8.01. Power and energy supplied hereunder shall be used by Ormet and/or by its parent corporations, Olin Mathieson Chemical Corporation (Olin) and Revere Copper and Brass Incorporated (Revere) only for the production of aluminum and the fabrication of aluminum products at or adjacent to the Omal Facilities, and shall not be resold or otherwise furnished by Ormet, Olin or Revere to any other party.

     8.02. Ohio shall maintain the Metering Facilities and any other metering equipment at Kammer Generating Station necessary and/or useful to provide complete information regarding the use of power for dispatching and billing purposes hereunder. Ormet may, at its option and expense, install check metering. Ohio shall make periodic tests and inspections of the metering facilities and shall adjust the same as may be necessary to maintain the highest practicable standard of accuracy, and will advise Ormet promptly of the results of any such test. Ormet shall be given notice of, and may have representatives present at, all such tests and inspections. Ohio shall make additional tests of any of the meters at the Metering Facilities at the request of Ormet; provided, however, that the expense relative to any such additional test made within three months of a scheduled periodic test shall be borne by Ormet unless such test shows the meter or meters tested to be inaccurate by more than 1% slow or fast. If such periodic or additional tests do not show any such meter to be more than 1% slow or fast no correction shall be made in the various information and statements heretofore furnished to Ormet hereunder. If any such tests show that any such meter is inaccurate by more than 1% slow or fast, corrections shall be made in the information and statements furnished to Ormet for the previous month, or from the date of the latest test for the previous month, or from the date of the latest test if within the previous month, and for the elapsed period in the month during which the test was made.

     8.03. Ohio may make use of fuels other than coal at Kammer Generating Station, or in connection with the Revised Measurement Unit, if any, if available, to the extent it is economically advantageous to do so. Ohio shall afford Ormet the opportunity to review and discuss with it the price, terms and conditions of any contract proposed to be made with any suppliers of coal or other fuel to be furnished to Ohio for consumption at Kammer Generating Station, or in connection with a Revised Measurement Unit owned by Ohio, if any, and Ormet shall have the right of approval in respect of any purchases of coal or other fuel (other than spot purchases of coal for delivery within twelve months of order within quantities and prices previously mutually agreed upon). Ohio shall not without Ormet's consent relinquish any of its contractual rights to purchase coal or other fuel for Kammer Generating Station existing as of the date hereof or hereafter. Ormet shall not unreasonably withhold any of the consents or approvals required of Ormet. Nothing in the foregoing shall alter the intent of the parties that the acquisition of an adequate, dependable and economical coal supply shall be the responsibility of Ohio.

     8.04. Ohio shall keep books of record and accounts in accordance with the Uniform System of Accounts and such other systems as are prescribed by other governmental regulatory authorities having jurisdiction as may be applicable. In addition, Ohio shall keep such records and memorandum accounts as may be required for the computation of amounts payable by Ormet hereunder. The Uniform System of Accounts prescribed for Ohio by the Public Utilities Commission of Ohio, as of the date of this Agreement, shall be used for the determination of any question relative to costs and expenses arising under this Agreement except that where specific methods of computations of amounts are required in this Agreement such methods shall be employed in lieu of any other method unless specifically prohibited by any governmental regulatory authority having jurisdiction therein.

     8.05. (a) Ormet shall have the right, at such reasonable times as appropriate during the initial term hereof and any extension thereof and for one year thereafter, to inspect all books, records and accounts of Ohio pertaining to information necessary for the purposes of this Agreement for five (5) years immediately preceding such inspection, and to make such audits thereof as Ormet may deem necessary to protect its interests.

     (b) Ormet shall have the further right at such reasonable times as appropriate during the initial term hereof and any extension thereof, to inspect any and all of the facilities of Ohio and/or Ohio Associate referred to herein, and in addition, Ohio shall arrange at Ormet's request, for such inspections by any agents or insurance inspectors designated by Ormet.

     8.06. Ohio shall not be held responsible or liable for any loss or damage to Ormet on account of non-delivery of energy hereunder at any time caused by Act of God, fire, flood, explosion, strike, civil or military authority, insurrection or riot, enemy attack, malicious mischief, act of the elements, failure of equipment, or for any other cause beyond its control, provided, however, that, except as otherwise provided below in this Section 8.06, non-delivery on account of any such causes shall not relieve from its obligation to pay Ohio any charges payable hereunder. Notwithstanding the foregoing, firm power (and associated energy) in the amount of the Firm Capacity Reservation shall be delivered to Ormet by Ohio without interruption or curtailment unless: (i) by reason of any of the causes set forth above, Ohio interrupts or curtails delivery of firm power requirements of its customers affected by such cause, in which event Ohio may interrupt or curtail deliveries of firm power to Ormet hereunder to the same extent as interruptions or curtailments of firm power requirements of such other customers, or (ii) there is a failure in delivery facilities which makes it impossible to deliver power to Ormet.
Any interruption in service shall be remedied with utmost dispatch. If, by reason of any governmental priority allocation or other governmental order, Ohio is required to reduce service to Ormet, the demand charges shall be accordingly reduced during the period of such reduction. However, Ohio will exert every reasonable effort to assure the continuity of supply of the Ormet Firm Power Reservation to Ormet, and when that amount of power is not available because of the foregoing causes, Ohio will endeavor, upon request of Ormet, to secure the necessary power from others at just and reasonable rates, and supply it to Ormet at the Point of Delivery at such rates adjusted for transmission losses from the point of purchase to the Point of Delivery.

     8.07. In the event, at any time during the term of this Agreement, Ohio should determine in its sole judgment that any energy being generated for Ormet at Kammer Generating Station and/or by the Revised Measurement Unit, if any, could be generated more economically at some other generating station and savings realized by Ohio thereby, Ohio shall so notify Ormet, and Ohio and Ormet shall endeavor jointly to work out a mutually acceptable plan for the fair and equitable apportionment between Ohio and Ormet of the net operating savings realized under such a plan.

     8.08. The charges to Ormet under this Agreement have taken into account the payment by Ohio or an Ohio Associate of federal income tax and excess profits tax, ad valorem property taxes, federal social security taxes, state unemployment taxes, and state workmen's compensation taxes or costs. In addition to any other amount to be paid by Ormet hereunder, Ormet shall pay to Ohio an amount in dollars sufficient to reimburse Ohio for any amount of federal, state or local tax, other than tax of a type referred to in the preceding sentence, paid or payable by Ohio in respect of the production of energy for Ormet hereunder or of the payment of amounts by Ormet to Ohio hereunder, so as to enable Ohio, after provision for such taxes, to realize net the other amounts payable by Ormet under this Agreement. Amounts payable by Ormet to Ohio under this section shall be included in Ohio's monthly billings to Ormet.

     8.09. (a) Ohio shall, in respect of Kammer Generating Station and/or the Revised Measurement Unit, if any, follow the same practices with respect to replacements and to maintenance, and to the use of overtime and, as are followed generally on the American Electric Power System in respect of its other comparable properties.

     (b) During the term hereof and any extension or renewal, Ohio and Ohio's Associates shall keep the various facilities referred to in this Agreement, insured against fire and other hazards to the extent that and against which the American Electric Power System insures similar facilities generally.

     8.10. All notices under this Agreement shall be in writing, and if to Ohio, shall be sufficient in all respects if delivered in person to its President or Vice President or sent by registered mail addressed to it at its offices at 301 Cleveland Avenue, S. W., Canton, Ohio, or at any subsequent address of which Ohio may notify Ormet in writing; and if to Ormet, shall be sufficient in all respects if delivered in person to its President or Vice President or Secretary, or sent by registered mail addressed to Ormet at 460 Park Avenue, New York, N.Y., or at any subsequent address of which Ormet may notify Ohio in writing.

     8.11. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in force and effect.

     8.12. Any controversy, claim, counterclaim, defense, dispute, difference or misunderstanding arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before three arbitrators, one of whom shall be named by Ormet, one of which shall be named by Ohio and the third of whom shall be named by the two arbitrators appointed by Ormet and Ohio, respectively. In the event that the two arbitrators so appointed shall fail to name a third arbitrator within thirty (30) days after the date of appointment of the second of them, then any party to the arbitration proceeding may upon written notice to the other party or parties thereto apply to the person who is the senior acting judge of the United States Court of Appeals for the 6th Judicial Circuit for the appointment of a third arbitrator. Except as above provided, the arbitration proceeding shall be conducted in accordance with the Rules of the American Arbitration Association then in effect, and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This provision shall survive the termination of this Agreement. The parties expressly agree that this provision shall constitute a condition precedent to the institution of any proceeding in any court relating to the subject matter hereof.

     8.13. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but this Agreement may not be assigned, except to a successor to the entire business of such party, by either party without the written consent of the other, which consent shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           ORMET CORPORATION
(SEAL)

                                           by /s/ M. L. HERZOG
                                                  President

ATTEST:

 /s/ P. H. KASKELL
          Secretary



                                             OHIO POWER COMPANY

(SEAL)

                                             by /s/ DONALD C. COOK
                                                      President

ATTEST:

/s/ EDWARD SMITH
  Assistant Secretary


STATE OF NEW YORK        )     To-wit:--
COUNTY OF NEW YORK       )


     I, E. DOROTHY JOHNSON, a Notary Public in and for the said county and state, do hereby certify that M. L. HERZOG, President, who signed the writing above and hereunto annexed, bearing date the 16th day of November, 1966, for ORMET CORPORATION, a corporation as this day in my said country, before me, acknowledged the said writing to be the act and deed of said corporation.
     Given under my hand this 18th day of November, 1966.

                                     /s/ E. DOROTHY JOHNSON
                                         Notary Public

[SEAL]                               E. DOROTHY JOHNSON
                              Notary Public, State of New York
                                       No. 31-7095000
                                Qualified in New York County
                             Commission Expires March 30, 1968




STATE OF NEW YORK        )     To-wit:--
COUNTY OF NEW YORK       )


     I, KLAUS BERGMAN, a Notary Public in and for the said county and state, do hereby certify that DONALD C. COOK, President, who signed the writing above and hereunto annexed, bearing date the 16th day of November, 1966, for OHIO POWER COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.
     Given under my hand this 18th day of November, 1966.

                                         /s/ KLAUS BERGMAN
                                             Notary Public
[SEAL]                                  KLAUS BERGMAN
                              Notary Public, State of New York
                                       No. 30-5284055
                                 Qualified in Nassau County
                               Cert. filed in New York County
                              Commission Expires March 30, 1968

                        FIRST SUPPLEMENTAL AGREEMENT


                           Dated December 1, 1969


                                     to


                               POWER AGREEMENT


                                   between


                  ORMET CORPORATION and OHIO POWER COMPANY


                           Dated November 16, 1966

                        FIRST SUPPLEMENTAL AGREEMENT

          This First Supplemental Agreement dated this 1st day of
December, 1969, between Ormet Corporation (Ormet), a Delaware corporation, and Ohio Power Company (Ohio), an Ohio corporation;

          WITNESSETH THAT:

          WHEREAS, the parties entered into a Power Agreement dated November 16, 1966 (hereinafter called "Power Agreement") providing for the sale by Ohio of electric power and energy to Ormet to supply the requirements of aluminum production and fabricating facilities (hereinafter called "Omal Facilities") adjoining the Ohio River near Hannibal, Ohio; and

          WHEREAS, Ohio has been furnishing firm power to Ormet from the effective date of the Power Agreement up to the date hereof, and the parties deem it desirable to provide for the furnishing of a portion of Ormet's power requirement on a non-firm basis under terms and conditions which are beneficial for each of them; to modify the Power Agreement in the light of the operating experience which has developed between November 16, 1966, and the date hereof, and pursuant to Article Eight Section 8.07 of the Power Agreement; and to arrange for the furnishing of power by Ohio to Ormet for test operation of Omal Facilities over limited periods of time.

          NOW, THEREFORE, in consideration of the premises and for the purposes hereinabove recited, and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

     1. Article One of the Power Agreement is hereby amended as follows:

          A.  Delete the definitions of:

               (i)  AVERAGE PRODUCTION COST PER KILOWATTHOUR AT
OHIO'S MAJOR GENERATING STATIONS and

              (ii)  PREMIUM KILOWATTHOURS.

          B.  Amend the following definitions to read as follows:

          KAMMER FUEL EXPENSE means for any month prior to the Modification Date and during the RMU Period the product of (a) the actual expenses associated with purchasing, testing, measuring, unloading, storing and handling of all fuel utilized for the generation of electric energy at Kammer Station during such month (as recorded for such month in the book of Ohio under Account 501 of the Uniform System of Accounts) and (b) the lesser of (x) unity and (y) the quotient of 9,350 divided by the actual average Initial Kammer Units' net heat rate (in Btu's per kilowatthour) for such month and the eleven next preceding months as reported on the Report of Manufacture (Form S-68), diminished by any net amounts received from the sale of residuals.

          ORMET ENERGY RATIO (OER) means for any month the ratio that is obtained by dividing (a) the Energy Generated for Ormet for such month by (b) the sum of (i) the Total Net Generation for such month of Kammer Generating Station plus (ii) during the RMU Period the Total Net Generation for such month of the Revised Measurement Unit.

          ORMET TOTAL CONTRACT DEMAND means for any month the sum of (a) the Ormet Firm Power Reservation in effect for such month and (b) fifteen percent (15%) of the difference obtained by subtracting (i) 72,000 kilowatts (or such larger amount of non-firm kilowatts as the parties may have mutually agreed upon to be applicable for such month) from (ii) the Ormet Firm Power
Reservation in effect for such month.

          RMU FUEL EXPENSE means for any month during the first sixty months following the Date of Commercial Operation of the Revised Measurement Unit the product of (a) the actual expenses associated with purchasing, testing, measuring, unloading, storing and handling of all fuel utilized for the generation of electric energy by the Revised Measurement Unit during such month (as recorded for such month on the books of Ohio or Ohio Associate, as the case may be, under Account 501 of the Uniform System of Accounts) and (b) the lesser of (x) unity and (y) the quotient of 9,000 divided by the actual average Revised Measurement Unit net heat rate for such month as reported on the Report of Operation (Form SO-4) and for all preceding months following the Date of Commercial Operation of the Revised Measurement Unit, diminished by any net amounts received from the sale of residuals. For the balance of the RMU Period, RMU Fuel Expense shall be computed as hereinbefore provided except that there shall be substituted as "y" the quotient of the actual average net heat rate of the Revised Measurement Unit in Btu's per kilowatthour for the sixty months next following the Date of Commercial Operation of the Revised Measurement Unit (as reported on Form SO-4) divided by the actual average net heat rate of the Revised Measurement Unit for such month (as reported on Form SO-4) and for the eleven next preceding months.

          C.  Add the following new definitions:

          ORMET MAINTENANCE RATIO means for any month prior to the Modification Date the lesser of (a) unity and (b) the quotient of
(x) the Energy Generated for Ormet during such month and the eleven months next preceding such month divided by (y) the larger of (i) the Total Net Generation of the Initial Kammer Units during such twelve month period and (ii) the sum of (p) the Energy Generated for Ormet during such period and (q) the product of (e) the difference between the Average Available Contract Capability of the Initial Kammer Units during such twelve month period and the weighted average Ormet Firm Power Reservation during such twelve month period (f) .68 and (g) the total number of hours in such twelve month period.

          ORMET MAINTENANCE RATIO means for any month during the RMU Period the lesser of (a) unity and (b) the quotient of (x) the Energy Generated for Ormet during such month and the eleven months next preceding such month (y) the larger of (i) the Total Net Generation of the Initial Kammer Units and the Revised Measurement Unit during such twelve month period and (ii) the sum of (p) the Energy Generated for Ormet during such twelve month period and (q) the product of (e) the difference between the Average Available Contract Capability of the Initial Kammer Units and the Revised Measurement Unit during such twelve month period and the weighted average Ormet Firm Power Reservation during such twelve month period (f) .68 and (g) the total number of hours in such twelve month period.

          AVERAGE AVAILABLE CONTRACT CAPABILITY of the Initial Kammer Units or of the Initial Kammer Units and the Revised Measurement Unit, as the case may be, means for any month an amount of kilowatts equal to the sum obtained by adding the amounts of Average Available Contract Capability for each such generating unit each of which is separately determined by multiplying (a) the Contract Capability of each such unit during such month and the eleven months next preceding, by (b) the ratio obtained by dividing
(i) the sum of (x) the number of hours in such twelve month period, as recorded for each month in the Report of Operation (Form SO-4) prepared by Ohio, when each such unit was operated connected to load and (y) the number of hours in such twelve month period, as recorded for each month in the Report of Operation (Form SO-4) prepared by Ohio, when each such unit was not operated connected to load but was available for operation if needed, by (ii) the total number of hours in such twelve month period.

     2. Article Two of the Power Agreement is hereby amended by deleting therefrom the single paragraph under Section 2.01 and substituting in place thereof the following four (4) paragraphs.

          Ohio shall, subject to the provisions of Section 8.06 hereof and the other terms and conditions of this Agreement, from and after the Effective Date, deliver or cause to be delivered to the Point of Delivery at all times, except as otherwise hereinafter provided in this Section 2.01 and Section 2.02, during the term hereof power and associated energy in amounts required by Ormet up to an Ormet Metering Point Demand equal to the Ormet Firm Power Reservation as from time to time in effect, less delivery losses between the Metering Point and the Point of Delivery.

          Ormet shall promptly adjust its power requirements at the Point of Delivery, whenever Ohio gives notice to the Omal Facilities by telephone, or otherwise, requesting a reduction thereof by reason that an emergency condition has occurred in respect of the generating capability of the American Electric Power System, to an amount in kilowatts, which when adjusted for delivery losses between the Metering Point and the Point of Delivery shall establish an Ormet Metering Point Demand not larger than the reduced amount thereof specified by Ohio, during any hour or combination of hours between 8:00 A.M. and 10:00 P.M. specified by Ohio; provided, however, that (i) any reduced amount so specified by Ohio shall not be less than the Ormet Firm Power Reservation then in effect minus 72,000 kilowatts (or such larger amount of kilowatts as the parties may have mutually agree upon), (ii) the total aggregate time of such reduction or reductions shall not exceed nine (9) hours, whether consecutive or not, during any one period from 8:00 A.M. to 10:00 P.M. and thirty (30) hours during any calendar week, (iii) Ohio shall use its best efforts to eliminate such limitation of supply to Ormet with utmost dispatch and Ohio will not discriminate against Ormet in favor of any other non-firm capacity customer. An emergency condition in respect of the generating capability of the American Electric Power System shall be deemed to have occurred for purposes of this paragraph whenever the System Operating Department of the American Electric Power System reasonably finds that the firm power commitments of the American Electric Power System cannot be supplied by (x) the full utilization of all available spinning reserves and the extra loading of capabilities of the System's available generating units and by (y) curtailments to the extent permissible of the interruptible power customers of the American Electric Power System, and to the extent permissible and practicable of the non-critical generating station auxiliaries, captive coal mining operations, lighting and air conditioning loads of Ohio and Ohio Associates, and (z) by reasonable voltage reduction. It is understood that the System Operating Department of the American Electric Power System will expeditiously use its best efforts to obtain power from other systems with which the American Electric Power System is interconnected prior to reducing the Ormet load and/or in order to limit any curtailment of the Ormet load subject to this paragraph.

     In the event that Ormet is required to reduce its power requirement pursuant to the provisions of the second paragraph of this Section 2.01 during any 8:00 A.M. to 10:00 P.M. period, Ohio shall notify the Omal Facilities by telephone, or otherwise, as soon after the end of such period as Ohio in its sole judgment deems practicable, in which hours, if any, of the immediately following twenty-four (24) hour period, and to what extent in kilowatts, Ormet may establish, at its option, an Ormet Metering Point Demand that is larger than the Ormet Firm Power Reservation then in effect. The amount in kilowatts by which the Ormet Metering Point Demand for any hour so designated by Ohio may exceed the Ormet Firm Power Reservation then in effect shall not be more than the smaller of (i) the amount in kilowatts specified by Ohio as herein-above provided, and (ii) an amount in kilowatts equal to ten percent (10%) of the Ormet Firm Power Reservation then in effect, and the Ormet Metering Point Demand so established shall not be used for the purpose of any billing computations made hereunder.

     Ormet may, at any time during the term of this Agreement and during any extensions thereof, elect to terminate the provisions of the second paragraph of this Section 2.01 in the manner and on the terms and notice as hereinafter prescribed:

               (a) Ormet shall notify Ohio in writing of its election to terminate the provisions of the second paragraph of
Section 2.01, and such provisions shall be of no further force and effect beginning with the date which falls thirty (30) days after the delivery of such written notice to Ohio, and

               (b) Upon such termination of the provisions of said second paragraph, Article One shall be amended by deleting therefrom the definition of Ormet Total Contract Demand as established pursuant to this First Supplemental Agreement dated December 1, 1969, and replacing therein the definition of Ormet Total Contract Demand as it appeared in the Power Agreement prior to December 1, 1969, and

               (c) In the event that Ormet elects to terminate the provisions of the second paragraph of Section 2.01 pursuant to the terms and conditions of this fourth paragraph Ormet may subsequently elect to reinstate the provisions of said second paragraph by written notice of such election delivered to Ohio not less than two (2) years prior to the effective date of such reinstatement, unless the requirement for such notice is waived in writing by Ohio.

     3. Article Two of the Power Agreement is hereby amended by deleting the last two sentences from the first paragraph of Section
2.02 and substituting in place thereof the following three sentences:

     The parties recognize and agree that in the operation of aluminum reduction and fabricating facilities, which are served from a common electric power source, the amount of power necessary for the most advantageous operation of the combined facilities can sometimes be determined only after a reasonable period of experimental or test operation. Accordingly, Ormet shall have the right to exceed the Ormet Firm Power Reservation in effect for any calendar month by an amount not in excess or 6,000 kilowatts during any test period of not more than six months duration mutually agreed upon by the parties at least thirty (30) days prior to the beginning thereof; provided, however, that Ohio shall by its sole judgment determine if and when such test period can be arranged. The maximum Ormet Metering Point Demand established by Ormet in any month of such mutually agreed upon test period (up to the Ormet Firm Power Reservation for such month plus 6,000 kilowatts) shall be used in place of the Ormet Firm Power Reservation for purposes of all computations under this Agreement for such month; provided, however, that no such demand so used shall be less than the Ormet Firm Power Reservation in effect for any such month.

     4. Article Two of the Power Agreement is hereby amended by deleting Section 2.03.

     5. Article Four of the Power Agreement is hereby amended to read as follows:

         4.01 Ormet shall pay to Ohio monthly for energy an amount of money equal to the sum of:

               (a) prior to the Modification Date an amount in dollars equal to the product of (i) the Normalized Kammer Maintenance Expense for such month and (ii) the Ormet Maintenance Ratio for such month; provided, however, that a recomputation shall be made at the end of each twelve month period ending December 31st (or a running twelve month average basis by mutual agreement of the parties), which will allocate the aggregate Kammer Maintenance Expense for such twelve month period to Ormet on the basis of the weighted Ormet Maintenance Ratio over the said twelve month period and an appropriate charge or credit will be made to Ormet to adjust the aggregate of the Kammer Maintenance Expense charged to Ormet during such twelve month period to conform with the allocation thereof determined by the aforesaid recomputation;

               (b) during the RMU Period, an amount in dollars equal to the product of (i) the sum of (x) the Normalized Kammer Maintenance Expense for the month and (ii) the Ormet Maintenance Ratio; provided, however, that a recomputation shall be made at the end of each twelve month period ending December 31st (or a running twelve month average basis by mutual agreement of the parties), which will allocate the aggregate Kammer Maintenance Expense and RMU Maintenance Expense for such twelve month period to Ormet on the basis of the weighted Ormet Maintenance Ratio over the said twelve month period and an appropriate charge or credit will be made to Ormet to adjust the aggregate of the Kammer Maintenance Expense and RMU Maintenance Expense charged to Ormet during such twelve month period to conform with the allocation thereof determined by the aforesaid recomputation;

               (c) except during the RMU Period, if any, an amount in dollars equal to the product of (i) the Kammer Fuel Expense for the month and (ii) the Ormet Energy Ratio for such month;

               (d) during the RMU Period, if any, an amount in dollars equal to the product of (i) the sum of (x) the Kammer Fuel Expense for the month and (y) the RMU Fuel Expense for such month and (ii) the Ormet Energy Ratio for such month.

     6. Article Six of the Power Agreement is hereby amended by deleting the words "ten (10) days" from the third line of Section
6.01 and substituting in place thereof the words "fifteen (15) days."

     7. Article Eight of the Power Agreement is hereby amended by deleting from Section 8.06 thereof the first twenty-nine (29) words of the second sentence and substituting in place thereof the following part sentence:

     Notwithstanding the foregoing, firm power (and associated energy) in the amount of the Ormet Firm Power Reservation shall be delivered to Ormet by Ohio without interruption or curtailment, except in such amounts and under conditions as provided for in the second paragraph of Section 2.01 hereof, unless:

     8. Article Eight of the Power Agreement is hereby amended by adding a new Subsection 8.09(c) as follows:

               (c) Ohio shall, whenever a breakdown occurs in any unit of Kammer Generating Station or in the Revised Measurement
Unit, repair and restore such unit to commercial operation with all reasonable promptness.

     9. This First Supplemental Agreement has been written on the basis that Kammer Unit No. 4 will not be constructed and that there will be a Revised Measurement Unit, it being understood that if Kammer Unit No. 4 is in fact constructed this Agreement will be modified to take into account the construction of Kammer Unit No. 4.

     10. This First Supplemental Agreement shall become effective on the later of (a) the date on which it is executed, and (b) such date when all necessary approvals by regulatory agencies having jurisdiction in the premises have been received.

     11. This First Supplemental Agreement shall continue in force until the end of the term of the Power Agreement, including any extensions thereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                           ORMET CORPORATION


                                           BY /s/ M.D. Chandler
                                                   PRESIDENT
ATTEST: /s/ P.H. Kaskell
            SECRETARY

                                           OHIO POWER COMPANY


                                           BY /s/ Donald C. Cook
                                                    PRESIDENT
ATTEST: /s/ D.M. Tinge
  ASSISTANT TREASURER